UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):September 30, 2025

APPYEA, INC.

Nevada	000-55403	46-1496846
(State or Other Jurisdiction	(commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

16 Balfour Street, Jerusalem Israel
(Address of Principal Executive Offices)	(Area Code)

(800) 674-3561

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the previously disclosed appointment by AppYea, Inc., a Nevada corporation (the “Company”) of Yakir Abadi (“YA”) to the Company’s board of directors and Eldar Edmund Grady (“EG”) as Executive Chairman, on September 30, 2025, the Company entered into a consulting agreement with YK (the “YK Consulting Agreement”) and with EG (the “EG Consulting Agreement”). Under the terms of each of the YK Consulting Agreement and the EG Consulting Agreement, each of YA and EG is entitled to a monthly fee of $30,000, retroactive to August 12, 2025 (in each case the “Base Fee”) for a three year period. In addition, in the event that the Company decides to terminate a consulting agreement for any reason other than cause (as defined in each agreement) or there is Change of Control (as defined in each agreement), then the Company is to pay to YK or EG, as the case may be, a severance payment equal to 36 months Base Fee. In addition, each of YK and EG is entitled to reimbursement.

On September 30, 2025, the Company and each of YA and EG also entered into a subscription agreement (the “Subscription Agreement”) for the purchase by each of YK and EG of 638,961,306 shares (the “Subscription Shares”) at a per share purchase price of $0.0001. The Subscription Agreement goes into effect upon the increase in the Company’s authorized share capital. The Subscription Agreement provides that if certain specified milestones are not achieved with five (5) years then all or part of the Subscription Shares are to be returned to Company’s treasury. In addition, under the Subscription Agreement, each of YA and EG are entitled to anti-dilution protection, such that in the event of any issuance by the Company of shares of Common Stock or securities convertible into shares of Common Stock, whether for cash, in exchange for assets, services, or pursuant to debt conversion or otherwise, the Company shall issue additional shares to YA and EG so that their respective percentage ownership shall be maintained following such issuance, provided that such anti-dilution protection shall be afforded for up to $7 million of value received by the Company, whether measured in gross proceeds, value of assets recorded on the Company’s financial statements or otherwise. Any adjustment shall be made at the end of each quarter following the release of the financial statements for the quarter in which the value was received.

Copies of the YA Consulting Agreement, the EG Consulting Agreement and the form of Subscription are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K. The description of the agreement is a summary only and is qualified in its entirety by reference to Exhibits 10.1, 10.2 and 10.3.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 above is hereby incorporated into this Item 3.02.

EXHIBIT INDEX

Exhibit No.	Description
10.1	Consulting Agreement dated as of September 30, 2025 among Appyea Inc., A B Global Heights Ltd. and Yakir abadi
10.2	Consulting Agreement dated as of September 30, 2025 among Appyea Inc., Talniri Ltd. and Edmund Grady
10.3	Form of Subscription Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AppYea, Inc.

By:	/s/ Ron Mekler
Name:	Ron Mekler
Title:	Chief Financial Officer

Date: October 3, 2025